Exhibit 10.1

SECURITY AGREEMENT

This Agreement, dated as of November 17, 2003 is between GeneSoft Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Genome Therapeutics Corp., a Massachusetts corporation (the “Secured Party”). The parties agree as follows:

1. Security Interest.

1.1. Collateral. As security for the payment and performance of the Company’s obligations to the Secured Party under the Promissory Note (as amended, restated, modified or supplemented from time to time, the “Note”) dated the date hereof and issued by the Company to the Secured Party in the aggregate principal amount of $6,200,000 (the “Secured Obligations”), the Company hereby creates a security interest in favor of the Secured Party in all of the Company’s right, title and interest in and to (but none of its obligations or liabilities with respect to) all items and types of present and future property described in clauses (a) through (f) below, whether now owned or hereafter acquired, all of which shall be included in the term “Collateral”:

(a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

(b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Company’s books relating to any of the foregoing.

(c) All contact rights and general intangibles, now owned or hereafter acquired or developed, including, without limitation, goodwill, license agreements, franchise agreements, patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, trade names, trade styles, trade secrets, methods, processes, know how, all notes and records with respect to any research and development, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind.

(d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company (subject, in each case, to the contractual rights of third parties to require funds received by the Company to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as merchandise returned to or reclaimed by the Company and the Company’s books relating to any of the foregoing.

(e) All documents, cash, deposit accounts, letters of credit, certificates of deposit, instruments, chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and the Company’s books relating to the foregoing.

(f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

1.2. Perfection of Collateral. The Secured Party may at any time and from time to time execute and file Uniform Commercial Code (“UCC”) financing statements, continuation statements and amendments thereto that describe the Collateral and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof. Upon the Secured Party’s reasonable request from time to time, the Company will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including, without limitation, UCC financing statements, and will take all such other action, as the Secured Party deems reasonably necessary for perfecting or otherwise confirming to it the security interest granted by the Company to the Secured Party in the Collateral pursuant to this Agreement.

1.3. No Liens or Dispositions. All Collateral shall be free and clear of any liens and restrictions on the transfer thereof, including, without limitation, contractual provisions which prohibit the assignment of rights under contracts, except for (a) nonconsensual liens imposed by law; (b) liens and restrictions on transfer approved in writing by the Secured Party, and (c) liens existing on the date hereof. Except with the Secured Party’s prior written consent, the Company will not sell, lease or otherwise dispose of any of the Collateral, except in each case in the ordinary course of business consistent with past practice.

2. Right to Realize upon Collateral. Except to the extent prohibited by applicable law that cannot be waived, this Section 2 shall govern the Secured Party’s rights to realize upon the Collateral if any default by the Company in respect of the Secured Obligations shall have occurred and be continuing (a “Default”). The provisions of this Section 2 are in addition to any rights and remedies available at law or in equity.

2.1. Assembly of Collateral; Receiver. The Company shall, upon the Secured Party’s written request, assemble the Collateral and otherwise make it available to the Secured Party. The Secured Party may have a receiver appointed for all or any portion of the Company’s assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral.

2.2. Waiver. To the extent it may lawfully do so, the Company waives and relinquishes the benefit and advantage of, and covenants not to assert against the Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this Section 2.2, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

2.3. Foreclosure Sale. All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Collateral to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give the Company 10 days’ prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Company and the Secured Party agrees to be reasonable. At any sale or sales of Collateral, the Secured Party or any of its assigns may bid for and purchase all or any part of the property and rights so sold and may use all or any portion of the Secured Obligations owed to the Secured Party as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the Company, except for the proceeds of such sale or sales pursuant to Section 2.4.

2.4. Application of Proceeds. The proceeds of all sales and collections in respect of any Collateral or other assets of the Company, all funds collected from the Company and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

(a) first, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Secured Party and the reasonable fees and expenses of its counsel;

(b) second, any surplus then remaining to the payment of the Secured Obligations in such order and manner as the Secured Party may in its reasonable discretion determine; and

(c) third, any surplus then remaining shall be paid to the Company, subject, however, to any rights of the holder of any then existing lien who has duly presented to the Secured Party an authenticated demand for proceeds before the Secured Party’s distribution of the proceeds is completed.

3. Custody of Collateral. Except as provided by applicable law that cannot be waived, the Secured Party will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including, without limitation, rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession. The Secured Party will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Secured Party acting in good faith.

4. General. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the prior written consent of the Secured Party. Notices shall be furnished in writing to each party at such party’s address appearing on the signature page hereof or as such party may otherwise direct in writing actually received by the other party. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York, except as may be required by the UCC of other jurisdictions with respect to matters involving the perfection of the Secured Party’s lien on the Collateral located in such other jurisdictions.

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Each of the undersigned has caused this Security Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

COMPANY:	GENESOFT, INC.

By
Title:

SECURED PARTY:	GENOME THERAPEUTICS CORP.

By:
Name:
Title: